UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2007
SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On June 12, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the Silicon Image, Inc. Employee Bonus Plan for Fiscal Year 2007 (the “Bonus Plan”). The Bonus Plan provides incentives to certain executive and non-executive employees to assist the Registrant in achieving its financial goals for the fiscal year ending December 31, 2007.
     Under the Bonus Plan, the Registrant’s employees, including its executive officers, but excluding the employees of the Registrant who are entitled to participate in any business development plan or sales incentive plan of the Registrant and employees who begin their employment with the Registrant on or after October 1, 2007, are eligible for annual cash bonus awards (each, a “Bonus”). In addition, participants must complete all mandatory training(s) within the requisite time periods in order to be eligible to receive payment of a Bonus.
     The Registrant will establish cash bonus pools for executive participants and non-executive participants if (i) the Registrant’s actual revenue for fiscal year 2007 (“Actual Revenue”) equals or exceeds 100% of the planned revenue for the fiscal year (“Plan Revenue”) and (ii) the Registrant’s pro forma earnings before interest, tax, depreciation and amortization, excluding stock compensation expense for fiscal year 2007 (“Pro forma EBITDA”) equals or exceeds 100% of the planned earnings before interest, tax, depreciation and amortization, excluding stock compensation expense for the fiscal year (“Plan EBITDA”). The amounts of the respective cash bonus pools will be a function of the extent to which the Registrant’s Actual Revenue equals or exceeds 100% of the Plan Revenue and the Registrant’s Pro forma EBITDA equals or exceeds 100% of the Plan EBITDA.
     The amounts of Bonuses, if any, allocable to individual executive employees will be determined by the Committee in its sole discretion. The amounts of Bonuses, if any, allocable to individual non-executive employees will be determined by the Registrant’s management and submitted to the Committee for approval. The amounts of individual Bonuses may be less than, equal to or greater than target bonus levels for the individual’s employee level.
     The Registrant’s Board or the Committee may amend or terminate the Bonus Plan at any time prior to payment of Bonuses under the Bonus Plan.
     The foregoing is a summary of the Bonus Plan and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Bonus Plan, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Exhibit Title

10.01	Silicon Image, Inc. Employee Bonus Plan for Fiscal Year 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	SILICON IMAGE, INC.
	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer

Exhibit List

Exhibit No.	Exhibit Title

10.01	Silicon Image, Inc. Employee Bonus Plan for Fiscal Year 2007